Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-200794 on Form S-8 of our report dated June 7, 2019, relating to the financial statements and supplemental schedule of BPX Energy Employee Savings Plan (formerly known as BP Lower 48 Employee Savings Plan) appearing in this Annual Report on Form 11-K of BPX Energy Employee Savings Plan for the year ended December 31, 2018.

DELOITTE & TOUCHE LLP

Houston, Texas

June 7, 2019